UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 2, 2004
                                                     -----------------

                         CONTINENTAL GLOBAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                   333-27665             31-1506889
              --------                   ---------             ----------
  (State or other jurisdiction of       (Commission          (I.R.S. Employer
   incorporation or organization)       File Number)        Identification No.)


                    CO-REGISTRANTS AND SUBSIDIARY GUARANTORS

Continental Conveyor & Equipment Company        Delaware           34-1603197
Goodman Conveyor Company                        Delaware           34-1603196


                                        Continental Conveyor & Equipment
Continental Global Group, Inc.          Company                             Goodman Conveyor Company
438 Industrial Drive                    438 Industrial Drive                Route 178 South
Winfield, Alabama  35594                Winfield, Alabama  35594            Belton, South Carolina  29627
(205) 487-6492                          (205) 487-6492                      (864) 388-7793

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

On September 2, 2004, Continental Global Group, Inc. (the "Company") announced an amendment (the "Amendment") to its offer to exchange cash and 9% Series A Senior Secured Notes due 2008 and 13% Series B Senior Secured Notes due 2008 for all outstanding 11% Senior Notes due 2007 ($120 million aggregate principal amount outstanding). The Amendment amends the Offer to Exchange and Consent Solicitation Statement dated August 4, 2004 and the accompanying Letter of Transmittal and Consent.

As of September 2, 2004, the amount of Old Notes tendered or with respect to which consents have been given pursuant to the Exchange Offer was approximately $98,215,000 or 81.8% of the $120 million outstanding. The Company hereby extends until 5:00 p.m., New York City time, on September 17, 2004, the date upon which it will accept additional tenders of Old Notes.


Item 9.01.   Financial Statements and Exhibits

Exhibit No.  Exhibit

99.1 Press release from Continental Global Group, Inc. announcing the Amendment to the Offer to Exchange and Consent Solicitation Statement which extends the deadline for tender of 11% Senior Notes due 2007 to September 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CONTINENTAL GLOBAL GROUP, INC.
                                  ------------------------------
                                  (Registrant)

Date:  September 2, 2004          By:  /s/ Robert W. Hale
                                       ------------------
                                  Name:  Robert W. Hale
                                  Title:  President and Chief Executive Officer